Exhibit 23(a)




The Board of Directors
Cerner Corporation

     We consent to use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                   KPMG PEAT MARWICK LLP

                                   /S/KPMG PEAT MARWICK LLP

Kansas City, Missouri
November 3, 1995